Exhibit 8

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and all amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Dated: July 12, 2007

Freeze Group Holding Corp.

By:	/s/ Michael Fieldstone
Name:	Michael Fieldstone
Its:	Vice President & Asst. Secretary

Freeze Operations Holding Corp.

By:	/s/ Michael Fieldstone
Name:	Michael Fieldstone
Its:	Vice President & Asst. Secretary

Freeze Operations, Inc.

By:	/s/ Michael Fieldstone
Name:	Michael Fieldstone
Its:	Vice President, Treasurer & Secretary

SCSF Equities, LLC

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities Offshore Fund, Ltd.

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities Fund, LP

By:	Sun Capital Securities Advisors, LP
Its:	General Partner

By:	Sun Capital Securities, LLC
Its:	General Partner

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities Advisors, LP

By:	Sun Capital Securities, LLC
Its:	General Partner

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities, LLC

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

*
Name:	Marc J. Leder

*
Name:	Rodger R. Krouse

The undersigned, by signing his name hereto, does sign and execute this Joint Filing Agreement pursuant to the Power of Attorney executed by the above Reporting Persons and filed herewith on behalf of the Reporting Persons.

Dated: July 12, 2007	*By:	/s/ Michael McConvery	Attorney in Fact
Michael McConvery